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                                                                 EXHIBIT 23.1

                        [Letterhead of Ernst & Young LLP]



                         CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated January 26, 1996 (except Note 13 of the Argosy Gaming Company report as to which the date is July 1, 1996) in the Amendment No. 2 to the Registration Statement (Form S-4 No. 333-7299) and the related Prospectus of Argosy Gaming Company for the registration of $235,000,000 of 13-1/4% First Mortgage Notes due 2004.

                              /s/ Ernst & Young LLP



Chicago, Illinois
September 4, 1996